Exhibit 99.1

Contact:

Brad Cohen

Public Relations

Quantum Corp.

+1 (408) 944-4044

brad.cohen@quantum.com

Brinlea Johnson or Allise Furlani

Investor Relations

The Blueshirt Group

+1 (212) 331-8424 or +1 (212) 331-8433

brinlea@blueshirtgroup.com or allise@blueshirtgroup.com

For Release: Oct. 21, 2016 5:00 a.m. PDT

Quantum Executes $170 Million Term Loan and Revolving Credit Facility Package

SAN JOSE, Calif. — Oct. 21, 2016 — Quantum Corp. (NYSE: QTM) today announced definitive agreements with PNC Bank and TCW Direct Lending on a $170 million financing package consisting of:

•	An $80 million revolving credit facility and an additional $20 million credit line available under an accordion feature, both with PNC.

•	A $50 million term loan with TCW that will be drawn upon closing.

•	A $20 million delayed draw term loan with TCW available through Dec. 31, 2017.

Quantum will use the proceeds of the financing to pay off the approximately $60 million drawn on its former revolving credit facility with Wells Fargo Capital Finance and to address Quantum’s $70 million of convertible notes maturing in November 2017. In addition, the company will use the financing for general working capital purposes.

“We’re excited about the new financing package, which achieves the key objectives we had established,” said Fuad Ahmad, senior vice president and CFO of Quantum. “This package protects the interests of our current shareholders by not including an equity component and also gives us substantially more operational and financial flexibility from a capital allocation and investment standpoint.”

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Quantum Executes $170 Million Term Loan and Revolving Credit Facility Package

Oct. 21, 2016, 5:00 a.m. PDT – Page 2

“We’ve been pleased to work with PNC and TCW on this project, and the financial structure and their level of commitment further validate the long-term outlook for the company,” said Jon Gacek, president and CEO of Quantum. “This includes our increasing market momentum and growth opportunities, as most recently reflected in the positive preliminary results we announced for the September quarter.”

Craig-Hallum Capital Group LLC served as exclusive placement agent in connection with the transaction.

About Quantum

Quantum is a leading expert in scale-out storage, archive and data protection, providing solutions for capturing, sharing and preserving digital assets over the entire data lifecycle. From small businesses to major enterprises, more than 100,000 customers have trusted Quantum to address their most demanding data workflow challenges. Quantum’s end-to-end, tiered storage foundation enables customers to maximize the value of their data by making it accessible whenever and wherever needed, retaining it indefinitely and reducing total cost and complexity. See how at www.quantum.com/customerstories.

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Quantum and the Quantum logo are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement: This press release contains “forward-looking” statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Specifically, but without limitation, statements relating to: i) our use of proceeds of the financing; and ii) our long-term outlook, momentum and growth opportunities are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statements. More detailed information about these risk factors are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 3, 2016 and in Quantum’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 5, 2016. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

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